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                                                                    EXHIBIT 23.2


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 21, 2000 included in Invitrogen Corporation's Form S-4 dated August 14, 2000 and to all references to our Film included in this registration statement. Our report dated March 1, 2000 included in Invitrogen Corporation's Form 10-K for the year ended December 31, 1999 is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling-of-interests.


/s/ Arthur Andersen LLP


San Diego, California
December 26, 2000